UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 21, 2008
TRANS1 INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33744 (Commission File Number)	33-0909022 (IRS Employer Identification No.)
411 Landmark Drive
Wilmington, NC 28412-6303
(Address of principal executive offices)
(Zip Code)
(910) 332-1700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Signatures

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (b) Departure of Named Executive Officer
     On February 21, 2008, Robert Assell resigned from his position as Vice President, Product Development of TranS1 Inc. (the “Company”) effective as of February 29, 2008. Mr. Assell is resigning to pursue other opportunities and not as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Assell will remain with the Company as a consultant until approximately May 31, 2008, or such earlier date as Mr. Assell or the Company shall determine, to complete several ongoing projects.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANS1 INC.
February 27, 2008	By:	/s/ Michael Luetkemeyer
Michael Luetkemeyer
Chief Financial Officer